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                                                                   EXHIBIT 10.10


                                AMENDMENT NO. 1

                                       TO

                    REVOLVING CREDIT AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 1 ("Amendment") is entered into as of June 9, 1998, by and among TITAN SPORTS, INC., a Delaware corporation having its principal place of business at 1241 East Main Street, Stamford, Connecticut 06902 ("Borrower"), IBJ SCHRODER BUSINESS CREDIT CORPORATION ("IBJ"), the various other financial institutions (together with IBJ, collectively, the "Lenders") named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and IBJ as agent for Lenders (in such capacity, "Agent").

                                   BACKGROUND
                                   ----------

        Borrower, Agent and Lender are parties to a Revolving Credit and Security Agreement dated as of December 22, 1997 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provided Borrower with certain financial accommodations.

        Borrower has requested that Agent and Lenders amend the Loan Agreement to provide a capital expenditure line of credit to Borrower and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. All capitalized terms not otherwise defined herein
           -----------
shall have the meanings given to them in the Loan Agreement.

        2. Amendment to Loan Agreement. Subject to satisfaction of the
           ---------------------------
conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

           (a) Section 1(A) of the Loan Agreement is hereby amended as follows:

               (i) the following defined terms are hereby added in their appropriate alphabetical order:

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        "Amendment No. 1" shall mean that certain Amendment No. 1 to Revolving
         ---------------
        Credit and Security Agreement dated as of June 9, 1998 between Borrower and Agent.


        "Capital Expenditure Interest Rate" shall mean an interest rate per
         ---------------------------------
        annum equal to the sum of (i) the IBJS Swap Rate plus (ii) three percent (3.0%).

        "Capital Expenditure Loans" shall have the meaning set forth in Section
         -------------------------
        2(m) hereof.

        "Capital Expenditure Note" shall have the meaning set forth in Section
         ------------------------
        2(m) hereof.

        "Effective Date" shall mean the date when all conditions precedent set
         --------------
        forth in Section 3 of Amendment No. 1 are satisfied.

        "Financed Equipment" shall mean all Equipment the purchase of which has
         ------------------
        been financed in whole or in part through the use by Borrower of a Capital Expenditure Loan.

        "IBJS Swap Rate" shall mean an interest rate established by the Bank
         --------------
        from time to time based upon its cost of funds, which rate shall be fixed for each Capital Expenditure Loan at the time such Capital Expenditure Loan is advanced to Borrower, but which rate may fluctuate among the various Capital Expenditure Loans.

        "Maximum Capital Expenditure Line" shall mean, (x) for the period
         --------------------------------
        commencing on the Effective Date and ending on September 30, 1998, $1,600,000 and (y) at all other times, $0.

        "Note" shall mean collectively, the Capital Expenditure Note and the
         ----
        Revolving Credit Note, as each may be amended, modified, restated or supplemented from time to time.

                (ii) the following defined terms are hereby amended in their entirety to provide as follows:

        "Collateral" shall mean and include:
         ----------

                (a) all Receivables;

                (b) all General Intangibles;

                (c) all Financed Equipment;

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                (d) all of Borrower's right, title and interest in and to (i)
                all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts and money;

                (e) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software (whether owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b) (c) and (d) of this Section; and

                (f) all proceeds and products of (a), (b), (c), (d) and (e) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

        "Commitment Transfer Supplement" shall mean a document in the form of
         ------------------------------
        Exhibit 1(a) hereto properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligations of Lenders to make Loans under this Agreement.

        "Loans", means the Revolving Advances, Letters of Credit, Capital
         -----
        Expenditure Loans and all other extensions of credit hereunder.

        "Revolving Advances" shall mean Loans other than Letters of Credit and
         ------------------
        Capital Expenditure Loans.

        "Required Lenders" shall mean Lenders holding at least sixty six and two
         ----------------
        thirds percent (66.67%) of the Loans or if no Loans are outstanding, Lenders holding at least sixty six and two thirds percent (66.67%) of the Commitment Percentages.

                (b) A new subsection is hereby added to Section 2 to provide as follows:

                "(m) Capital Expenditure Loans. (1) Subject to the terms and conditions set forth in this Agreement (including, but not limited to, Section 13(c) hereof), each Lender, severally and not jointly, agrees to make Loans to Borrower to finance Borrower's purchase of Equipment for use in


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                Borrower's business ("Capital Expenditure Loans") in the sum equal to such Lender's Commitment Percentage of an amount not to exceed one hundred percent (100%) of the net invoice cost of such Equipment purchased by Borrower (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs) nor shall the total amount of all outstanding Capital Expenditure Loans exceed the Maximum Capital Expenditure Line. All Capital Expenditure Loans must be in amounts of not less than $100,000. Once repaid, a Capital Expenditure Loan may not be reborrowed.

                (2) Each Loan constituting a Capital Expenditure Loan will be amortized based upon the number of months remaining from the first full month immediately following the date such Loan was advanced to Borrower to the month immediately preceding the month in which expiration of the Term occurs and shall be, with respect to principal, payable in equal monthly installments based upon such amortization schedule, commencing on the first day of the first full month following the date any such Capital Expenditure Loan was advanced to Borrower and on the first day of each month thereafter, with the final payment of the remaining unpaid principal balance payable on the last day of the Term together with accrued interest, costs and expenses, subject to acceleration upon the occurrence of an Event of Default under this Agreement or earlier termination of this Agreement. Each Lender's Commitment Percentage of the Capital Expenditure Loans shall be evidenced by and subject to the terms of a secured promissory note, in substantially the form attached hereto as Exhibit 2(m) (collectively, the "Capital Expenditure
                          ------------
                Note")."

                (c) Subsections 4(a) and (b) of the Loan Agreement are hereby amended in their entirety to provide as follows:

                "4. Procedure for Borrowing Loans.
                    -----------------------------

                        (a) Each Borrowing of Revolving Advances and Capital
                Expenditure Loans shall be advanced accordingly to the applicable Commitment Percentage of each Lender.

                        (b) In accordance with Section 26 hereof, Borrower may
                notify Agent prior to 11:00 A.M. on a Business Day of its request to incur, on that day, a Revolving Advance or a Capital Expenditure Loan hereunder. All such Loans shall be disbursed from whichever office or other place Agent may designate from time to time, and together with any and all other Obligations of Borrower to Lenders, shall be charged to Borrower's account on Agent's books. The proceeds of each Loan shall be made available to Borrower by way of credit to Borrower's operating account maintained with Bank on the day such Loan is requested. Any and all

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                Obligations due and owing hereunder may be charged to Borrower's account and shall constitute Revolving Advances."

                (d) Section 5(a) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                "(a) Interest. Interest on Loans shall be payable to Agent for its benefit and for the benefit of Lenders in arrears on the first day of each month with respect to Domestic Rate Loans and Capital Expenditure Loans and, at the end of each Interest Period with respect to Eurodollar Rate Loans or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Loans outstanding during the month at a rate per annum equal to (x) the applicable Revolving Interest Rate with respect to Revolving Advances and (y) the Capital Expenditure Interest Rate with respect to Capital Expenditure Loans (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (as applicable; the "Default Rate")."

                (e) Subsection 8(e) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                "(e) Keep and maintain the Financed Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. Borrower shall not permit any such items to become fixtures to real estate or accessions to other personal property."

                (f) Subsection 12(m)(vi) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                "(vi) any change in the location of Borrower's chief executive office or any change in the location of the Financed Equipment from the locations listed on Exhibit 12(m) attached hereto;"

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        (g) A new subsection is hereby added to Section 13 of the Loan Agreement to provide as follows:

        "(c) Conditions to Each Capital Expenditure Loan. The agreement of Lenders to make any Capital Expenditure Loan requested to be made on any date (including without limitation, on the Effective Date), is subject to satisfaction of the following conditions precedent on the date such Capital Expenditure Loan is made:

        (i) Revolving Advance Conditions. Each of the conditions set forth in
            ----------------------------
        Section 13(b) above shall have been met;

        (ii) Documentation. Agent shall have received (1) a copy of the invoice
             -------------
        relating to the Equipment being purchased, (2) evidence that such Equipment has been shipped to Borrower, (3) evidence that the requested Capital Expenditure Loan does not exceed one hundred percent (100%) of the net invoice cost of such Equipment purchased by Borrower (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs), (3) UCC-1 Financing Statements duly executed by Borrower to be filed in all jurisdictions where such Equipment will be located, (4) a landlord waiver and consent in form and substance satisfactory to Agent duly executed by the landlord of the facility where such Equipment will be located, and (5) such other documentation and evidence that Agent may request; and

        (iii) Maximum Capital Expenditure Loans. In the case of any Capital
              ---------------------------------
        Expenditure Loan requested to be made, after giving effect thereto, the aggregate outstanding principal balance of Capital Expenditure Loans shall not exceed the Maximum Capital Expenditure Line.

        Each request for a Capital Expenditure Loan by Borrower shall constitute a representation and warranty by Borrower as of the date of such Capital Expenditure Loan that the conditions contained in this subsection shall have been satisfied."

        (h) All references in Section I (B), 4(i), 4(j), 16 and 25(iii) of the Loan Agreement to the term "Revolving Advances" shall be replaced with the term "Loans".

        (i) Exhibits 1 and 2 to this Amendment are hereby added to the Loan Agreement as Exhibit 2(m) and (12)m, respectively.

3. Conditions of Effectiveness. This Amendment shall become effective upon
   ----------------------------
receipt by Agent of the following items: (i) four (4) copies of this Amendment executed by Borrower, (ii) an original Capital Expenditure Note duly executed by Borrower, (iii) resolutions of the Borrower authorizing the consummation of the transactions contemplated by this Amendment, (iv) updated UCC tax, lien and judgement searches in all locations where any

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Equipment to be purchased with the proceeds of the initial Capital Expenditure
Loan is or may be located and in the jurisdiction where Borrower's chief executive office is located, the results of which shall indicate that no liens (other than Permitted Liens) have been filed against Borrower, (v) UCC-3 Amendments and/or UCC-1 Financing Statements duly executed by Borrower, (vi) a landlord waiver and consent in form and substance satisfactory to Agent duly executed by TSI Realty Company with respect to the facility located at 120 Hamilton Avenue, Stamford, Connecticut 06902, and (vii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

        4. Representations and Warranties. Borrower hereby represents and
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warrants as follows:

                (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

        5. Effect on the Loan Agreement
           ----------------------------

                (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

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        6. Governing Law. This Amendment shall be binding upon and inure to the
           -------------
benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

        7. Headings. Section headings in this Amendment are included herein for
           --------
convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        8. Counterparts. This Amendment may be executed by the parties hereto in
           ------------
one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                        TITAN SPORTS, INC.


                                        By: /s/ Linda E. McMahon
                                           --------------------------
                                            Name:   Linda E. McMahon
                                            Title:  Pres/CEO


                                        IBJ SCHRODER BUSINESS CREDIT, INC.,
                                        as Agent and Lender

                                        By: /s/ Wing Louie
                                           --------------------------
                                            Name:  Wing C. Louie
                                            Title: Vice President

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